Exhibit 21.1

SUBSIDIARIES OF THE COMPANY
AND JURISDICTION OF INCORPORATION OR ORGANIZATION

AirSep Corporation	Delaware
CAIRE Inc.	Delaware
Chart Asia Investment Company Limited	Hong Kong
Chart Asia, Inc.	Delaware
Chart Australia Pty Ltd	Australia
Chart BioMedical (Chengdu) Co., Ltd.	China
Chart BioMedical GmbH	Germany
Chart BioMedical Limited	United Kingdom
Chart Cooler Service Company, Inc.	Delaware
Chart Cryogenic Distribution Equipment (Changzhou) Company Limited*	China
Chart Cryogenic Engineering Systems (Changzhou) Co., Ltd.	China
Chart D&S India Private Limited	India
Chart Energy & Chemicals, Inc.	Delaware
Chart Energy and Chemicals (Wuxi) Co., Ltd.	China
Chart Ferox, a.s.	Czech Republic
Chart France S.à r.l.	France
Chart Germany GmbH	Germany
Chart Inc.	Delaware
Chart Industries (Gibraltar) Limited	Gibraltar
Chart Industries Luxembourg S.à r.l.	Luxembourg
Chart Industries (Malaysia) Sdn. Bhd.	Malaysia
Chart International Holdings, Inc.	Delaware
Chart International, Inc.	Delaware
Chart Italy S.r.l.	Italy
Chart Japan Co., Ltd.	Japan
Chart Latin America S.A.S.	Colombia
Chart Lifecyle, Inc.	Delaware
Chart S.à r.l & Co. KG	Germany
Cofimco Fan (Changshu) Co. Ltd.	China
Cofimco Industrial Fans India Private Ltd.****	India
Cofimco International (Shanghai) Trading Co, Inc.	China
Cofimco S.r.l.	Italy
Cofimco USA, Inc.	Virginia
Cryo-Lease, LLC	Florida
Flow Instruments & Engineering GmbH	Germany
GOFA Gocher Fahrzeugbau GmbH	Germany
GTC of Clarksville, LLC	Delaware
Hetsco, Inc.	Delaware
Hetsco Holdings, Inc.	Delaware
Hudson-Cofimco Limited	Hong Kong
Hudson Heat Transfer International, Inc.	Panama
Hudson Parent Corporation	Delaware
Hudson Products Corporation	Texas
Hudson Products de Mexico, S.A. de C.V.*	Mexico
Hudson Products Holdings, Inc.	Delaware
Hudson Products Holdings Cooperatief UA	Netherlands
Hudson Products Middle East LLC	Delaware

Hudson Products Netherlands B.V.	Netherlands
Nanjing New Metallurgy Electric Engineering Co., Ltd.**	China
Prefontaine Properties, Inc.	New Hampshire
PT. Thermax***	Indonesia
RCHPH Holdings, Inc.	Delaware
Skaff, LLC	Delaware
Skaff Cryogenics, Inc.	New Hampshire
Thermax Cryogenic Heat Exchangers Trading (Shanghai) Co., Ltd.	China
Thermax, Inc.	Massachusetts
Thermax UK Limited	United Kingdom
VCT Vogel GmbH	Germany
Zamil Hudson Company Limited	Saudi Arabia

*50% of equity interests owned indirectly by the Company.
**80% of equity interests owned indirectly by the Company.
***95% of equity interests owned indirectly by the Company.
****99.8% of equity interests owned indirectly by the Company.